UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2008

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Executive Incentive Plan

On April 30, 2008, the Compensation Committee of the Board of Directors of Xilinx, Inc. (the “Company”) approved the Company’s Executive Incentive Plan for fiscal year 2009 (the “2009 Incentive Plan”). The 2009 Incentive Plan is designed to tie executive compensation to the Company’s achievement of its financial and strategic objectives. The 2009 Incentive Plan provides for a cash bonus calculated as a percentage of the executive officer’s base salary. For fiscal 2009, the bonus target for the Chief Executive Officer (“CEO”) is 100% of his base salary and the bonus targets for all other executive officers range from 60% to 85% of their respective base salaries.

     Plan Components

Under the 2009 Incentive Plan, the cash bonuses for the CEO and all other executive officers are determined using four components, each with a weighting of 25%. The four components are: (1) the Company’s revenue growth (the “Growth Component”); (2) the Company’s share of revenue (the “SOR Component”); (3) the Company’s operating profit determined in accordance with U.S. GAAP (the “OP Component”); and (4) strategic objective goals pertaining to such officer’s position and responsibilities (the “Strategic Component”).

     Growth Component

The Growth Component is paid annually and is designed to reward year-over-year revenue growth. The Growth Component is subject to a minimum threshold for payout and a multiplier that increases the target payout as the revenue growth increases. The Growth Component multiplier increases by 0.2 for each percentage of revenue growth and is capped at an annual maximum of 2.0.

     SOR Component

The SOR Component is paid annually and is designed to measure and reward increases in the Company’s share of revenue as compared to benchmark programmable logic device companies identified by the Compensation Committee of the Board of Directors. The SOR Component is subject to a minimum threshold for payout and a multiplier that increases the target payout depending on Company performance. The SOR Component multiplier is 0.5 if the initial threshold is reached, increases by increments of 0.125 and is capped at an annual maximum of 2.0.

     OP Component

The OP Component is paid semi-annually and is determined by a formula which measures and rewards improvements in the Company’s operating profit on a semi-annual basis, with the objective increasing in difficulty. For the OP Component, each measured increase above a quarterly operating profit percentage target is subject to a multiplier of 0.5 and is capped at a maximum of 2.0. At the discretion of the Compensation Committee, any extraordinary or one-time charge may be excluded for purposes of calculating the OP Component.

     Strategic Component

The Strategic Component is paid semi-annually and is based on a maximum of five strategic goals for each half of the year. The minimum weighting of any one individual goal is 20% and achievement of each goal is measured at 0%, 50%, 100% and 150%. The threshold for any payout of the Strategic Component is 50% overall achievement and the maximum performance is capped at 150%.

The Incentive Plan is effective as of April 1, 2008 and bonus payments will be made in November 2008 in connection with the Company’s performance in the first half of fiscal 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: May 6, 2008	By:	/s/	Scott Hover-Smoot
Scott Hover-Smoot
Vice President and General Counsel